EXHIBIT 10.ss

                                                     LOAN AND SECURITY AGREEMENT
                                                                 AMENDMENT NO. 1
                                                           (Financial Covenants)
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         This Loan and Security Agreement Amendment is made as of September 30,
1999 and is annexed to and made a part of the Loan and Security Agreement dated as of December 4, 1998 between KEYCORP LEASING, A DIVISION OF KEY CORPORATE CAPITAL INC., ("Lender") and AZURE INVESTMENTS, INC., as Borrower (the "Agreement"). Lender and Borrower hereby agree as follows:

1) The terms of this Amendment replace and supersede in their entirety the terms of all prior Financial Covenants. COMMODORE HOLDINGS, LTD. ("Guarantor") shall comply with the following financial covenants.

2)    This Amendment is effective from and after September 30, 1999.

      1. Tangible Net Worth: Its Tangible Net Worth (including the AG Edwards or preferred share proceeds executed prior to the closing on the facility agreements) shall not be less than $30,000,000 through September 2000, and $50,000,000 thereafter, as measured on a quarterly basis.

      2. Leverage Ratio: Its Leverage Ratio shall not exceed 2.35 to 1.00, as of September 1999, 2.00 to 1.00 as of September 1999 and thereafter, as measured on a quarterly basis.

      3. Debt Service Coverage Ratio: Its Debt Service Coverage Ratio shall not be less than 1.25 to 1.00, through September 2002, and 1.50 to 1.00 thereafter, as measured on a quarterly basis.

      4. Minimum Liquidity: Its minimum liquidity will be $13,500,000 through the debt closing for the Crown Dynasty acquisition and $7,500,000 thereafter, as measured on a quarterly basis. (Only to include freely available and unencumbered cash but to include all minimum liquidity held with the Borrower).

      5. Minimum Capital (Sovency) Ratio: Its Capital Ratio (including the AG Edwards or preferred share proceeds executed prior to the closing on the facility agreements) shall not be less than 30% until September 30, 2001, 35% until September 2002, and 40% thereafter, as measured on a quarterly basis.

      6.  DEFINITIONS:

          a) "Tangible Net Worth" shall mean (1) the gross book value of all assets, excluding goodwill, patents, trademarks, licenses, trade names, organizational expenses, treasury stock, unamortized debt discount and expense, deferred research and developmental costs, and other like intangibles, less (2) Total Liabilities.
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          b)   "Total Liabilities" shall mean all debt and other obligations, including, without limitation, Current Liabilities and long term debt (including, without limitation, term loans, bond issuances, debentures or notes, capital leases and deferred credit).

          c) "Leverage Ratio" shall mean the ratio of Total Liabilities to Tangible Net Worth.

          d) "Current Assets" shall mean the gross book value of all assets that are expected to be realized in cash or sold or consumed during a normal operating cycle or within one year, including, without limitation, cash, cash equivalents, accounts, and notes receivable, and inventories, but excluding prepaid expenses.

          e) "Current Liabilities" shall mean all debt and other obligations that are to be paid by use of Current Assets during a normal operating cycle or within one year, including, without limitation, deposits received, advance payments, trade acceptances, accrued expenses, notes payable, short-term bank loans, current maturities of long term debt and capital leases, accrued and deferred income taxes, and any reserves against assets.

          f) "Debt Service Coverage Ratio" shall mean the ratio of (1) the sum of net income before taxes, interest expense, depreciation, amortization and other non-cash expenses, excluding any extraordinary gains or losses, to (2) the sum of interest expense, current maturities of long term debt and capital lease obligations, excluding the balloon payment due in October 2001 on the bridge loan facility.

          7. Any default in the covenants contained herein shall be a default under the Agreement.

          EXCEPT AS EXPRESSLY MODIFIED HEREBY, ALL OF THE TERMS, COVENANTS AND CONDITIONS OF THE AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT AND ARE IN ALL RESPECTS HEREBY RATIFIED AND AFFIRMED.

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         IN WITNESS WHEREOF, Lender and Borrower have executed this Security
Agreement Amendment as of the 30th day of September, 1999.

LENDER:  BORROWER:

KEYCORP LEASING,                                AZURE INVESTMENTS, INC.
A DIVISION OF KEY CORPORATE
CAPITAL INC.

By: /s/ LOUIS M. SOMBAT                         By:/s/ FREDERICK A. MAYER
   -----------------------------------------       -----------------------------
Name:   LOUIS M. SOMBAT                         Name:  FREDERICK A. MAYER
     ---------------------------------------         ---------------------------

Title:  REGIONAL BUSINESS PROCESSING MANAGER    Title:  ATTORNEY-IN-FACT
      --------------------------------------         ---------------------------

                                                GUARANTOR:

                                                COMMODORE HOLDINGS, INC.

                                                By: /s/ FREDERICK A. MAYER
                                                   -----------------------------
                                                Name:  FREDERICK A. MAYER
                                                     ---------------------------
                                                Title: VICE CHAIRMAN OF THE
                                                       BOARD & CEO
                                                      --------------------------

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